UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2022 (November 14, 2022)

MSD INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01481	87-4195402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 26th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212-303-4728

One Vanderbilt Avenue, 26th Floor, New York, NY 10017

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 9, 2022, the MSD Investment Corp. (the "Company") submitted one matter, as described more fully below, to the vote of its shareholders of record as of November 9, 2022 (the “Shareholders”) by written consent. On November 14, 2022, the Company received the vote of a majority (93.86%) of its Shareholders in favor of the proposal. A summary of the matter voted upon by the Shareholders is set forth below. For the avoidance of doubt, investors in the Company that acquire shares after November 9, 2022 will not be asked to vote this matter.

MSD Partners L.P. (the “Adviser”) currently serves as the investment adviser to the Company pursuant to that certain investment advisory agreement by and between the Company and the Adviser, dated November 21, 2021 (the “Existing Advisory Agreement”). The Adviser recently announced the entry into an agreement (the “Combination Agreement”) to combine its business with the business of BDT & Company Holdings, L.P. (“BDT”, and such transaction, the “Transaction”). As a result of the Transaction, the Adviser will become a wholly-owned subsidiary of BDT. The Transaction is subject to customary closing conditions and is expected to close on or about January 1, 2023. If the Transaction closes, it will result in a change of control of the Adviser, which will constitute a deemed “assignment” of the Existing Advisory Agreement, for purposes of Section 15 of the Investment Company Act of 1940 (the “1940 Act”).

Section 15 of the 1940 Act, made applicable to business development companies (“BDC”) under Section 59 of the 1940 Act, requires that an investment advisory agreement include a provision that provides for its automatic termination in the event of an assignment. An assignment of an investment advisory agreement is deemed to occur when a transaction results in a change of control (i.e., a change in ownership of voting securities such that a person who owned less than 25% comes to own more than 25%, or vice versa) of an investment adviser. The consummation of the Transaction would be deemed to result in a change of control of the Adviser, and thus the automatic termination of the Existing Advisory Agreement. The 1940 Act further provides that it is unlawful for any person to serve as an investment adviser of a BDC, such as the Company, except pursuant to a written contract, which contract has been approved by the vote of a majority of the outstanding voting securities of such BDC.

In anticipation of the automatic termination of the Existing Advisory Agreement, the board of directors of the Company, including a majority of directors who are not “interested persons” of the Company as that term is defined in the 1940 Act, at a meeting held on November 8, 2022, approved a new advisory agreement by and between the Company and the Adviser (the “New Advisory Agreement”), subject to Shareholder approval, to take effect upon the consummation of the Transaction. The New Advisory Agreement is identical to the Existing Advisory Agreement in all material respects, including with respect to advisory fees, except that the initial term of two years will begin upon the execution of the New Advisory Agreement. The New Advisory Agreement will only be executed if and when the Transaction consummated, which is expected to occur on or about January 1, 2023.

The Company intends to file a preliminary information statement with the Securities and Exchange Commission relating to the approval of the New Advisory Agreement on or about November 22, 2022. Pursuant to Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended, the New Advisory Agreement will not be executed, and will therefore not become effective, until at least 20 calendar days after the final information statement is sent to Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSD Investment Corp.

Dated: November 17, 2022	By:	/s/ Brian Williams
		Name:	Brian Williams
		Title:	Chief Financial Officer and Treasurer